Douglas Emmett

EARNINGS RESULTS & OPERATING INFORMATION

THIRD QUARTER 2019

ERVIN COHEN & JESSUP

Executive Summary

We own and operate 18.4 million square feet of Class A office properties and 4,147 apartment units in the premier coastal submarkets of Los Angeles and Honolulu.
Outstanding Financial Results: For the quarter ended September 30, 2019 compared to the quarter ended September 30, 2018:

◦	We grew our revenues by 6.6% to $238.1 million.

◦
Our net income attributable to common stockholders decreased by 26.4% to $22.5 million due to higher depreciation expense from our development and repositioning projects and loan costs related to our refinancing program.

◦
We grew our FFO by 3.7% to $103.9 million, or $0.51 per fully diluted share. This growth was despite the expected impact from our strategic balance sheet activities which reduced our FFO for the quarter by 4 cents per share.

◦	We grew our AFFO by 14.3% to $94.3 million.

◦	We grew our same property Cash NOI by 6.7% to $140.5 million.
Strong Leasing: During the third quarter, we signed approximately 1,000,000 square feet of office leases, including a record 461,000 square feet of new leases. We increased the leased rate in our office portfolio by 94 basis points to 93.1%, and our occupancy rate by about 50 basis points to 90.9%. We continue to post strong leasing spreads as a result of robust tenant demand. Comparing the office leases we signed during the third quarter to the expiring leases for the same space, we grew straight-line rents by 29.1% and cash rents by 10.7%. Our multifamily portfolio remained fully leased at 99.3%.
Strategic Balance Sheet Activities: Taking advantage of current low long-term interest rates and tight lending spreads, since May we have successfully completed the refinancing of approximately $2.0 billion of debt with new secured, non-recourse loans maturing in 2026 and beyond. As a result, we added almost five years to that debt's average term while reducing its current interest rate by nearly 35 basis points to 2.63%.
Overall, we now have no debt due before 2023 and no floating rate debt at all. Our pool of unencumbered assets available for future financings has risen to 41% of our office portfolio, while Our Share of Net Debt to Pro Forma Enterprise Value is 29%.
With the loan we closed last week, we don’t foresee any more refinancing activity this year, although we will continue to monitor rates and spreads into 2020 for further opportunities.
Guidance:

◦
Lowering Guidance for Net Income. We expect our Net Income per Common Share - Diluted to be between $0.57 and $0.59 per share for 2019, reflecting accelerated depreciation from certain office improvements and the Honolulu property we are converting from office to residential.

◦	Increasing Guidance for Same Property Cash NOI. Based on the strength of our operating results, we are increasing our guidance for 2019 same property cash NOI growth to between 6.5% and 7.5%.

◦
Narrowing Guidance for FFO. Our strong underlying operations and leasing have largely offset the 5 cent impact from our strategic balance sheet program. As a result, we are maintaining the midpoint for our full year FFO guidance, while narrowing the range to between $2.09 per share and $2.11 per share.

See page 23 for more details on our guidance.

NOTE:  See the non-GAAP reconciliations for FFO & AFFO on page 8 and same property NOI on page 10.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Forward Looking Statements
This Third Quarter 2019 Earnings Results and Operating Information, which we refer to as our Earnings Package, supplements the information provided in our reports filed with the Securities and Exchange Commission (SEC).  It contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements presented in this Earnings Package, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, and early terminations and non-renewal of, leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our debt; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack of or insufficient insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K and other documents filed with the SEC. Although we believe that our assumptions underlying our forward looking statements are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, please use caution in relying on any forward-looking statements in this Earnings Package or any previously reported forward-looking statements to anticipate future results or trends. This Earnings Package and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements.

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Company Overview

Corporate Data
as of September 30, 2019

Office Portfolio

	Consolidated	Total
Properties	64	72
Rentable square feet (in thousands)	16,516	18,356
Leased rate	93.2%	93.1%
Occupancy rate	91.0%	90.9%

Multifamily Portfolio

		Total
Properties		11
Units		4,147
Leased rate		99.3%

Market Capitalization (in thousands, except price per share)

Fully Diluted Shares outstanding as of September 30, 2019	204,004
Common stock closing price per share (NYSE:DEI)	$42.83
Equity Capitalization	$8,737,476

Net Debt (in thousands)

	Consolidated	Our Share

Debt principal(1)	$4,213,446	$3,677,262
Less: cash and cash equivalents(2)	(181,510)	(130,637)
Net Debt	$4,031,936	$3,546,625

Leverage Ratio (in thousands, except percentage)

Pro Forma Enterprise Value	$12,284,101
Our Share of Net Debt to Pro Forma Enterprise Value	29%

AFFO Payout Ratio

Three months ended September 30, 2019	56.3%

_______________________________________

(1)	See page 12 for a reconciliation of consolidated debt principal and our share of debt principal to consolidated debt on the balance sheet.

(2)
Our share of cash and cash equivalents is calculated starting with our consolidated cash and cash equivalents of $181.5 million, then deducting the other owners' share of our JVs' cash and cash equivalents of $79.0 million and then adding our share of our unconsolidated Funds' cash and cash equivalents of $28.1 million.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Company Overview

Property Map
as of September 30, 2019

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Company Overview

Board of Directors and Executive Officers
as of September 30, 2019

BOARD OF DIRECTORS
______________________________________________________________________________________________________________

Dan A. Emmett	Our Executive Chairman of the Board
Jordan L. Kaplan	Our Chief Executive Officer and President
Kenneth M. Panzer	Our Chief Operating Officer
Christopher H. Anderson	Retired Real Estate Executive and Investor
Leslie E. Bider	Vice Chairman, PinnacleCare
Dr. David T. Feinberg	Vice President, Google Health
Virginia A. McFerran	Vice President, Business Development, Google Health
Thomas E. O’Hern	Chief Executive Officer, Macerich
William E. Simon, Jr.	Partner, Massey Quick Simon & Co., LLC
Johnese Spisso	President, UCLA Health; Chief Executive Officer, UCLA Hospital System; Associate Vice Chancellor, UCLA Health Sciences

EXECUTIVE OFFICERS
______________________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Peter D. Seymour	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer

CORPORATE OFFICES
1299 Ocean Avenue, Suite 1000, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com

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Financial Results

Consolidated Balance Sheets
(In thousands)

	September 30, 2019	December 31, 2018

	Unaudited
Assets
Investment in real estate:
Land	$1,100,412	$1,065,099
Buildings and improvements	8,454,991	7,995,203
Tenant improvements and lease intangibles	850,124	840,653
Property under development	85,288	129,753
Investment in real estate, gross	10,490,815	10,030,708
Less: accumulated depreciation and amortization	(2,433,974)	(2,246,887)
Investment in real estate, net	8,056,841	7,783,821
Ground lease right-of-use asset	7,481	—
Cash and cash equivalents	181,510	146,227
Tenant receivables	5,113	4,371
Deferred rent receivables	134,132	124,834
Acquired lease intangible assets, net	2,877	3,251
Interest rate contract assets	11,925	73,414
Investment in unconsolidated Funds	102,280	111,032
Other assets	18,736	14,759
Total assets	$8,520,895	$8,261,709

Liabilities
Secured notes payable and revolving credit facility, net	$4,176,967	$4,134,030
Ground lease liability	10,884	—
Interest payable, accounts payable and deferred revenue	134,944	130,154
Security deposits	51,945	50,733
Acquired lease intangible liabilities, net	38,384	52,569
Interest rate contract liabilities	78,111	1,530
Dividends payable	45,598	44,263
Total liabilities	4,536,833	4,413,279

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,753	1,702
Additional paid-in capital	3,486,025	3,282,316
Accumulated other comprehensive (loss) income	(48,878)	53,944
Accumulated deficit	(988,030)	(935,630)
Total Douglas Emmett, Inc. stockholders' equity	2,450,870	2,402,332
Noncontrolling interests	1,533,192	1,446,098
Total equity	3,984,062	3,848,430
Total liabilities and equity	$8,520,895	$8,261,709

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Consolidated Operating Results
(Unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Revenues
Office rental
Rental revenues and tenant recoveries(1)	$175,017	$166,680	$513,926	$490,319
Parking and other income	30,883	30,374	91,453	87,829
Total office revenues	205,900	197,054	605,379	578,148

Multifamily rental
Rental revenues	29,854	24,241	81,055	70,957
Parking and other income	2,315	2,041	6,355	5,947
Total multifamily revenues	32,169	26,282	87,410	76,904

Total revenues	238,069	223,336	692,789	655,052

Operating Expenses
Office expenses	68,754	66,288	196,511	188,462
Multifamily expenses	9,127	7,142	24,394	20,748
General and administrative expenses	9,218	9,440	28,209	28,444
Depreciation and amortization	90,279	74,067	248,876	219,944
Total operating expenses	177,378	156,937	497,990	457,598

Operating income	60,691	66,399	194,799	197,454

Other income	2,952	2,951	8,742	8,373
Other expenses	(1,656)	(1,561)	(5,308)	(5,380)
Income, including depreciation, from unconsolidated Funds	1,831	1,348	5,589	4,522
Interest expense	(40,397)	(33,721)	(107,753)	(99,889)
Net income	23,421	35,416	96,069	105,080
Less: Net income attributable to noncontrolling interests	(933)	(4,855)	(10,914)	(14,629)
Net income attributable to common stockholders	$22,488	$30,561	$85,155	$90,451

Net income per common share - basic	$0.13	$0.18	$0.49	$0.53
Net income per common share - diluted	$0.13	$0.18	$0.49	$0.53

Dividends declared per common share	$0.26	$0.25	$0.78	$0.75

Weighted average shares of common stock outstanding - basic	175,278	169,926	172,684	169,815
Weighted average shares of common stock outstanding - diluted	175,278	169,931	172,684	169,828
_____________________________________________

(1)
Rental revenues and tenant recoveries include tenant recoveries of $16.3 million and $16.4 million for the three months ended September 30, 2019 and 2018, and $46.2 million and $42.1 million for the nine months ended September 30, 2019 and 2018, respectively.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Funds From Operations & Adjusted Funds From Operations(1)
(Unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Funds From Operations (FFO)
Net income attributable to common stockholders	$22,488	$30,561	$85,155	$90,451
Depreciation and amortization of real estate assets	90,279	74,067	248,876	219,944
Net income attributable to noncontrolling interests	933	4,855	10,914	14,629
Adjustments attributable to unconsolidated Funds(2)	4,335	4,233	13,185	12,382
Adjustments attributable to consolidated joint ventures(2)	(14,147)	(13,572)	(43,343)	(40,484)
FFO	$103,888	$100,144	$314,787	$296,922

Adjusted Funds From Operations (AFFO)
FFO	$103,888	$100,144	$314,787	$296,922
Straight-line rent	(2,614)	(3,524)	(9,298)	(12,715)
Net accretion of acquired above- and below-market leases	(4,003)	(4,948)	(12,519)	(17,243)
Loan costs	8,987	1,954	13,258	6,131
Recurring capital expenditures, tenant improvements and capitalized leasing expenses(3)	(19,494)	(18,128)	(51,966)	(65,543)
Non-cash compensation expense	4,298	4,924	13,164	14,906
Adjustments attributable to unconsolidated Funds(2)	(1,677)	(1,454)	(5,290)	(5,721)
Adjustments attributable to consolidated joint ventures(2)	4,874	3,530	12,760	12,706
AFFO	$94,259	$82,498	$274,896	$229,443

Weighted average shares of common stock outstanding - diluted	175,278	169,931	172,684	169,828
Weighted average units in our operating partnership outstanding	28,682	28,145	28,677	28,157
Weighted average fully diluted shares outstanding	203,960	198,076	201,361	197,985

Net income per common share - diluted	$0.13	$0.18	$0.49	$0.53
FFO per share - fully diluted	$0.51	$0.51	$1.56	$1.50
Dividends paid per share(4)	$0.26	$0.25	$0.78	$0.75
______________________________________________

(1)
Presents the FFO and AFFO attributable to our common stockholders and noncontrolling interests in our Operating Partnership, including our share of our consolidated joint ventures and our unconsolidated Funds.

(2)
Adjusts for the portion of each other listed adjustment item on our share of the results of our unconsolidated Funds and for each other listed adjustment item that is attributed to the noncontrolling interests in our consolidated joint ventures.

(3)
We adopted the new lease accounting rules in the first quarter of 2019. Under the new rules, we expense non-incremental leasing expenses (leasing expenses not directly related to the signing of a lease) and capitalize incremental leasing expenses. Since non-incremental leasing expenses are included in the calculation of net income attributable to common stockholders and FFO, the 2019 capitalized leasing expenses adjustment to AFFO only includes incremental leasing expenses.

(4)	Reflects dividends paid within the respective quarters.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Same Property Statistics & Net Operating Income (NOI)(1)
(Unaudited; in thousands, except statistics)

	As of September 30,
	2019	2018
Office Statistics
Number of properties	60	60
Rentable square feet (in thousands)	15,499	15,443
Ending % leased	93.3%	91.7%
Ending % occupied	91.1%	89.9%
Quarterly average % occupied	90.8%	89.5%

Multifamily Statistics
Number of properties	9	9
Number of units	2,640	2,640
Ending % leased	99.4%	99.7%

	Three Months Ended September 30,		% Favorable
	2019	2018	(Unfavorable)
Net Operating Income (NOI)
Office revenues	$193,131	$183,924	5.0%
Office expenses	(63,109)	(61,076)	(3.3)%
Office NOI	130,022	122,848	5.8%

Multifamily revenues	21,506	21,288	1.0%
Multifamily expenses	(5,384)	(5,330)	(1.0)%
Multifamily NOI	16,122	15,958	1.0%

Total NOI	$146,144	$138,806	5.3%

Cash Net Operating Income (NOI)
Office cash revenues	$187,448	$176,814	6.0%
Office cash expenses	(63,109)	(61,076)	(3.3)%
Office cash NOI	124,339	115,738	7.4%

Multifamily cash revenues	21,502	21,283	1.0%
Multifamily cash expenses	(5,384)	(5,330)	(1.0)%
Multifamily cash NOI	16,118	15,953	1.0%

Total Cash NOI	$140,457	$131,691	6.7%

_________________________________________________
(1) The amounts presented include 100% (not our pro-rata share). See page 10 for a reconciliation of these non-GAAP measures to net income attributable to common stockholders.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Reconciliation of Same Property NOI to Net Income
(Unaudited and in thousands)

	Three Months Ended September 30,
	2019	2018

Same property office cash revenues	$187,448	$176,814
Non cash adjustments per definition of NOI	5,683	7,110
Same property office revenues	193,131	183,924

Same property office expenses	(63,109)	(61,076)

Office NOI	130,022	122,848

Same property multifamily cash revenues	21,502	21,283
Non cash adjustments per definition of NOI	4	5
Same property multifamily revenues	21,506	21,288

Same property multifamily expenses	(5,384)	(5,330)

Multifamily NOI	16,122	15,958

Same Property NOI	146,144	138,806
Non-comparable office revenues	12,769	13,130
Non-comparable office expenses	(5,645)	(5,212)
Non-comparable multifamily revenues	10,663	4,994
Non-comparable multifamily expenses	(3,743)	(1,812)
NOI	160,188	149,906
General and administrative expenses	(9,218)	(9,440)
Depreciation and amortization	(90,279)	(74,067)
Operating income	60,691	66,399
Other income	2,952	2,951
Other expenses	(1,656)	(1,561)
Income, including depreciation, from unconsolidated Funds	1,831	1,348
Interest expense	(40,397)	(33,721)
Net income	23,421	35,416
Less: Net income attributable to noncontrolling interests	(933)	(4,855)
Net income attributable to common stockholders	$22,488	$30,561

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Financial Data for Joint Ventures & Funds
(Unaudited, in thousands)

	Three Months Ended September 30, 2019

	Wholly-Owned Properties	Consolidated Joint Ventures(1)	Unconsolidated Funds(2)

Revenues	$190,166	$47,903	$21,067
Office and multifamily operating expenses	$61,598	$16,283	$7,428
Straight-line rent	$1,308	$1,306	$287
Above/below-market lease revenue	$1,362	$2,641	$(3)
Cash NOI attributable to outside interests(3)	$—	$18,592	$4,648
Our share of cash NOI(4)	$125,898	$9,081	$8,707

	Nine Months Ended September 30, 2019

	Wholly-Owned Properties	Consolidated Joint Ventures(1)	Unconsolidated Funds(2)

Revenues	$559,737	$133,052	$62,240
Office and multifamily operating expenses	$176,875	$44,030	$21,126
Straight-line rent	$4,518	$4,780	$793
Above/below-market lease revenue	$4,167	$8,352	$(9)
Cash NOI attributable to outside interests(3)	$—	$50,634	$14,249
Our share of cash NOI(4)	$374,177	$25,256	$26,081
______________________________________________________

(1)
Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for three consolidated joint ventures ("JVs") which we manage and in which we own a weighted average interest of approximately 27% based on square footage. The JVs own a combined eleven Class A office properties totaling 2.8 million square feet and one residential property with 350 apartments in our submarkets. We are entitled to (i) distributions based on invested capital, (ii) fees for property management and other services, (iii) reimbursement of certain acquisition-related expenses and certain other costs and (iv) in most cases, additional distributions based on Cash NOI.

(2)
Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for three unconsolidated Funds which we manage and in which we own a weighted average interest of approximately 63% based on square footage. The Funds own a combined eight Class A office properties totaling 1.8 million square feet in our submarkets. We are entitled to (i) priority distributions, (ii) distributions based on invested capital, (iii) a carried interest if the investors’ distributions exceed a hurdle rate, (iv) fees for property management and other services and (v) reimbursement of certain costs.

(3)	Represents the share of Cash NOI allocable under the applicable agreements to interests other than our Fully Diluted Shares.

(4)	Represents the share of Cash NOI allocable to our Fully Diluted Shares.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Loans (As of September 30, 2019, unaudited)

Maturity Date(1)		Principal Balance (In Thousands)	Our Share(2) (In Thousands)	Effective Rate(3)	Swap Maturity Date

Consolidated Wholly-Owned Subsidiaries

6/23/2023	(4)	$360,000	$360,000	2.57%	7/1/2021
1/1/2024		300,000	300,000	3.46%	1/1/2022
3/3/2025		335,000	335,000	3.84%	3/1/2023
4/1/2025	(5)	102,400	102,400	2.84%	3/1/2023
8/15/2026	(6)	415,000	415,000	2.58%	8/1/2025
9/19/2026		400,000	400,000	2.44%	9/1/2024
9/26/2026	(7)	200,000	200,000	2.77%	10/1/2024
6/1/2027		550,000	550,000	3.16%	6/1/2022
6/1/2029		255,000	255,000	3.26%	6/1/2027
6/1/2029	(8)	125,000	125,000	2.55%	6/1/2027
6/1/2038	(9)	31,046	31,046	4.55%	N/A
8/21/2023	(10)	—	—	LIBOR + 1.15%	N/A
Subtotal		3,073,446	3,073,446

Consolidated Joint Ventures

2/28/2023		580,000	174,000	2.37%	3/1/2021
12/19/2024		400,000	80,000	3.47%	1/1/2023
6/1/2029		160,000	32,000	3.25%	7/1/2027
Total Consolidated Loans	(11)	$4,213,446	$3,359,446

Unconsolidated Funds

3/1/2023		$110,000	$27,091	2.30%	3/1/2021
7/1/2024		400,000	290,725	3.44%	7/1/2022
Total Unconsolidated Loans		$510,000	$317,816

Total Loans			$3,677,262

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Except as noted below, each loan (including our revolving credit facility) is non-recourse and secured by one or more separate collateral pools consisting of one or more properties, and requires interest-only monthly payments with the outstanding principal due upon maturity.

(1)	Maturity dates include the effect of extension options.

(2)	"Our Share" is a non-GAAP measure calculated by multiplying the principal balance by our share of the borrowing entity's equity.

(3)	Effective rate as of September 30, 2019. Includes the effect of interest rate swaps and excludes the effect of prepaid loan costs.

(4)
We paid this loan off on November 1, 2019 with the proceeds from a secured, non-recourse $400 million interest-only loan, scheduled to mature in November 2026, and effectively fixed through interest rate swaps at 2.18% until July 2021, which increases to 2.31% until October 2024.

(5)	Effective rate will decrease to 2.76% on March 2, 2020.

(6)	Effective rate will increase to 3.07% on April 1, 2020.

(7)	Effective rate will decrease to 2.36% on July 1, 2020.

(8)	Effective rate will increase to 3.25% on December 1, 2020.

(9)	Requires monthly payments of principal and interest. Principal amortization is based upon a 30-year amortization schedule.

(10)	$400 million revolving credit facility. Unused commitment fees range from 0.10% to 0.15%.

(11)
Our consolidated debt on the balance sheet of $4.18 billion is calculated by adding $3.8 million of unamortized loan premium and deducting $40.3 million of unamortized deferred loan costs from our total consolidated loans of $4.21 billion.

Statistics for consolidated loans with interest fixed under the terms of the loan or a swap

Principal balance (in billions)	$4.21
Weighted average remaining life (including extension options)	6.2 years
Weighted average remaining fixed interest period	3.9 years
Weighted average annual interest rate	3.00%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Portfolio Summary
Total Office Portfolio as of September 30, 2019

Region	Number of Properties	Our Rentable Square Feet	Region Rentable Square Feet(1)	Our Average Market Share(2)

Los Angeles
Westside(3)	52	9,992,932	37,358,326	37.6%
Valley	16	6,789,270	21,257,083	43.4
Honolulu(3)	4	1,573,397	4,884,101	32.2
Total / Average	72	18,355,599	63,499,510	39.3%

_______________________________________________________

(1)	The rentable square feet in each region is based on the Rentable Square Feet as reported in the 2019 third quarter CBRE Marketview report for our submarkets in that region.

(2)
Our market share is calculated by dividing Rentable Square Feet by the applicable Rentable Square Feet, weighted in the case of averages based on the square feet of exposure in our total portfolio to each submarket as follows:

Region	Submarket	Number of Properties	Rentable Square Feet	Our Market Share(2)

Westside	Brentwood	15	2,085,745	62.5%
	Westwood	7	2,185,592	51.3
	Olympic Corridor	5	1,142,885	33.1
	Beverly Hills(3)	11	2,196,067	28.6
	Santa Monica	11	1,425,374	15.4
	Century City	3	957,269	9.4
Valley	Sherman Oaks/Encino	12	3,487,488	53.4
	Warner Center/Woodland Hills	3	2,845,577	37.1
	Burbank	1	456,205	6.5
Honolulu	Honolulu(3)	4	1,573,397	32.2
	Total / Weighted Average	72	18,355,599	39.3%

(3)
In calculating market share, we adjusted the rentable square footage by (i) removing approximately 190,000 rentable square feet of vacant space at an office building in Honolulu, which we are converting to residential apartments, from both our rentable square footage and that of the submarket (see page 22) and (ii) removing a 218,000 square foot property located just outside the Beverly Hills city limits from both the numerator and the denominator.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Percentage Leased and In-Place Rents
Total Office Portfolio as of September 30, 2019
Annualized Rent by Region

Region(1)	Percent Leased	Annualized Rent(2)	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot(2)

Los Angeles
Westside	93.4%	$461,443,674	$52.13	$4.34
Valley	92.6	212,215,111	35.21	2.93
Honolulu	93.6	48,817,737	34.93	2.91
Total / Weighted Average	93.1%	$722,476,522	$44.39	$3.70

_______________________________________________________________

(1)	Regional data reflects the following underlying submarket data:

Region	Submarket	Percent Leased	Monthly Rent Per Leased Square Foot(2)

Westside	Beverly Hills	96.6%	$4.36
	Brentwood	90.6	3.80
	Century City	95.2	4.20
	Olympic Corridor	92.5	3.33
	Santa Monica	95.0	6.23
	Westwood	91.7	4.21
Valley	Burbank	100.0	4.15
	Sherman Oaks/Encino	94.7	3.11
	Warner Center/Woodland Hills	88.9	2.48
Honolulu	Honolulu	93.6	2.91
	Weighted Average	93.1%	$3.70

(2)	Does not include signed leases not yet commenced, which are included in percent leased but excluded from annualized rent.

Recurring Office Capital Expenditures per Rentable Square Foot
Three months ended September 30, 2019	$0.07
Nine months ended September 30, 2019	$0.21

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Lease Diversification
Total Office Portfolio as of September 30, 2019

Portfolio Tenant Size
	Median	Average

Square feet	2,700	5,600

	Office Leases		Rentable Square Feet		Annualized Rent
Square Feet Under Lease	Number	Percent	Amount	Percent	Amount	Percent

2,500 or less	1,407	48.2%	1,956,331	12.0%	$85,694,827	11.9%
2,501-10,000	1,135	38.9	5,602,649	34.4	243,828,862	33.7
10,001-20,000	243	8.3	3,349,478	20.6	143,857,357	19.9
20,001-40,000	99	3.4	2,712,166	16.7	119,077,661	16.5
40,001-100,000	31	1.1	1,746,325	10.7	87,271,589	12.1
Greater than 100,000	4	0.1	908,539	5.6	42,746,226	5.9
Total for all leases	2,919	100.0%	16,275,488	100.0%	$722,476,522	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Largest Office Tenants
Total Office Portfolio as of September 30, 2019

Tenants paying 1% or more of our aggregate annualized rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

Time Warner(2)	3	3	2020-2024	468,775	2.5%	$23,168,307	3.2%
UCLA(3)	25	10	2020-2027	321,106	1.7	16,131,526	2.2
William Morris Endeavor(4)	2	1	2022-2027	213,539	1.2	12,414,002	1.7
Morgan Stanley(5)	5	5	2022-2027	145,488	0.8	9,290,546	1.3
Equinox Fitness(6)	5	5	2024-2033	181,177	1.0	8,744,891	1.3
Total	40	24		1,330,085	7.2%	$69,749,272	9.7%

______________________________________________________

(1)	Expiration dates are per lease (expiration dates do not reflect storage and similar leases).

(2)	Square footage expires as follows: 2,000 square feet in 2020, 10,000 square feet in 2023, and 456,000 square feet in 2024.

(3)
Square footage expires as follows: 38,000 square feet in 2020, 69,000 square feet in 2021, 55,000 square feet in 2022, 43,000 square feet in 2023, 10,000 square feet in 2024, 39,000 square feet in 2025, and 67,000 square feet in 2027. Tenant has options to terminate 31,000 square feet in 2020, 15,000 square feet in 2023, and 51,000 square feet in 2025.

(4)	Square footage expires as follows: 1,000 square feet in 2022 and 213,000 square feet in 2027. Tenant has an option to terminate 2,000 square feet in 2020 and 212,000 square feet in 2022.

(5)
Square footage expires as follows: 16,000 square feet in 2022, 30,000 square feet in 2023, 26,000 square feet in 2025, and 74,000 square feet in 2027. Tenant has options to terminate 30,000 square feet in 2021, 26,000 square feet in 2022, and 32,000 square feet in 2024.

(6)	Square footage expires as follows: 34,000 square feet in 2024, 31,000 square feet in 2027, 44,000 square feet in 2028, 42,000 square feet in 2030, and 30,000 square feet in 2033.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Industry Diversification
Total Office Portfolio as of September 30, 2019

Percentage of Annualized Rent by Tenant Industry

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	569	18.0%
Financial Services	392	15.2
Entertainment	226	13.3
Real Estate	292	11.3
Accounting & Consulting	349	10.1
Health Services	370	7.5
Retail	186	5.9
Technology	126	5.0
Insurance	104	4.0
Educational Services	57	3.5
Public Administration	92	2.4
Advertising	59	1.5
Manufacturing & Distribution	52	1.1
Other	45	1.2
Total	2,919	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Lease Expirations
Total Office Portfolio as of September 30, 2019

(1)
Average of the percentage of leases expiring at September 30, 2016, 2017, and 2018 with the same remaining duration as the leases for the labeled year had at September 30, 2019. Acquisitions are included in the comparable average commencing in the quarter after the acquisition.

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at September 30, 2019	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	89	353,933	1.9%	$13,165,764	1.8%	$37.20	$37.37
2019	91	324,003	1.8	13,706,118	1.9	42.30	42.47
2020	636	2,511,402	13.7	105,066,732	14.5	41.84	42.86
2021	597	2,640,888	14.4	112,333,213	15.6	42.54	44.67
2022	493	2,320,970	12.6	98,484,311	13.6	42.43	46.51
2023	344	2,255,006	12.3	104,191,778	14.4	46.20	51.75
2024	278	2,176,052	11.9	99,525,615	13.8	45.74	53.64
2025	170	1,257,974	6.9	57,425,726	7.9	45.65	56.28
2026	78	711,302	3.9	34,203,825	4.7	48.09	60.92
2027	68	1,035,791	5.6	49,727,867	6.9	48.01	61.27
2028	41	371,259	2.0	20,480,152	2.8	55.16	71.68
Thereafter	34	316,908	1.7	14,165,421	2.1	44.70	67.41
Subtotal/weighted average	2,919	16,275,488	88.7%	$722,476,522	100.0%	$44.39	$50.35
Signed leases not commenced		417,816	2.3
Available		1,256,410	6.8
Building management use		129,074	0.7
BOMA adjustment(3)		276,811	1.5
Total/weighted average	2,919	18,355,599	100.0%	$722,476,522	100.0%	$44.39	$50.35

___________________________________________________

(1)	Represents annualized rent at September 30, 2019 divided by leased square feet.

(2)	Represents annualized rent at expiration divided by leased square feet.

(3)	Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Lease Expirations - Next Four Quarters
Total Office Portfolio as of September 30, 2019

	Q4 2019	Q1 2020	Q2 2020	Q3 2020

Los Angeles
Westside	125,911	277,387	235,383	253,740
Valley	183,885	154,625	205,443	200,139
Honolulu	14,207	79,293	23,876	71,496
Expiring Square Feet(1)	324,003	511,305	464,702	525,375

Percentage of Portfolio	1.8%	2.8%	2.5%	2.9%

Los Angeles
Westside	$56.88	$50.76	$49.50	$49.95
Valley	$33.09	$34.32	$33.31	$34.91
Honolulu	$36.01	$34.93	$34.19	$35.34
Expiring Rent per Square Foot(2)	$42.47	$43.34	$41.56	$42.23

_________________________________________________________________

(1)	Includes leases with an expiration date in the applicable period where the space had not been re-leased as of September 30, 2019, other than 353,933 square feet of Short-Term Leases.

(2)
Fluctuations in this number primarily reflect the mix of buildings/submarkets involved, as well as the varying terms and square footage of the individual leases expiring. As a result, the data in this table should only be extrapolated with caution. While the following table sets forth data for our underlying submarkets, that data is even more influenced by such issues:

Region	Submarket	Expiring SF	Expiring Rent per SF

Westside	Beverly Hills	158,215	$56.87
	Brentwood	246,005	$48.90
	Century City	98,131	$50.69
	Olympic Corridor	142,964	$39.27
	Santa Monica	118,193	$63.79
	Westwood	128,913	$49.77
Valley	Sherman Oaks/Encino	472,977	$36.00
	Warner Center/Woodland Hills	271,115	$30.23
Honolulu	Honolulu	188,872	$35.08

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Leasing Activity
Total Office Portfolio during the Three Months ended September 30, 2019

Net Absorption During Quarter(1)	0.94%

Office Leases Signed During Quarter	Number of Leases	Rentable Square Feet	Weighted Average Lease Term (months)

New leases	102	460,877	68
Renewal leases	107	537,913	57
All leases	209	998,790	62

Change in Rental Rates for Office Leases Executed during the Quarter(2)

	Expiring Rate(2)	New/Renewal Rate(2)	Percentage Change

Cash Rent	$40.95	$45.33	10.7%
Straight-line Rent	$36.91	$47.67	29.1%

Average Office Lease Transaction Costs

	Lease Transaction Costs PSF	Lease Transaction Costs per Annum

New leases signed during the quarter	$51.62	$9.11
Renewal leases signed during the quarter	$20.57	$4.34
All leases signed during the quarter	$34.83	$6.74

________________________________________________________________

(1)	Net absorption represents the change in percentage leased between the last day of the current and prior quarter, excluding properties acquired or sold during the current quarter.

(2)
Represents the average annual initial stabilized cash and straight-line rents per square foot on new and renewed leases signed during the quarter compared to the prior leases for the same space. Excludes Short Term Leases, leases where the prior lease was terminated more than a year before signing of the new lease, leases for tenants relocated from space being taken out of service, and leases in acquired buildings where we believe the information about the prior agreement is incomplete or where we believe base rent reflects other off-market inducements to the tenant that are not reflected in the prior lease document.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Multifamily Portfolio Summary
as of September 30, 2019

Annualized Rent by Submarket

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Los Angeles
Santa Monica	2	820	20%
West Los Angeles	6	1,300	31
Honolulu(1)	3	2,027	49
Total	11	4,147	100%

Submarket	Percent Leased	Annualized Rent(2)	Monthly Rent Per Leased Unit

Los Angeles
Santa Monica	99.5%	$30,082,041	$3,076
West Los Angeles	99.7	49,524,924	3,189
Honolulu(1)	99.0	44,494,644	1,853
Total / Weighted Average	99.3%	$124,101,609	$2,516

Recurring Multifamily Capital Expenditures per Unit

Three months ended September 30, 2019	$188
Nine months ended September 30, 2019	$550

________________________________________________________________

(1)	Includes newly developed units just made available for rent.

(2)	The multifamily portfolio also includes 10,495 square feet of ancillary retail space generating annualized rent of $407,801, which is not included in multifamily annualized rent.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Developments

Development Projects

1132 Bishop Street, Honolulu, Hawaii
In downtown Honolulu, we are converting a 25 story, 490,000 square foot office tower into approximately 500 rental apartments. This project will help address the severe shortage of rental housing in Honolulu, and revitalize the central business district, where we own a significant portion of the Class A office space.
We expect the conversion to occur in phases over a number of years as the office space is vacated. In select cases, we will relocate tenants to our other office buildings in Honolulu, although we do not have enough vacancy to accommodate all of them.
We currently estimate that construction costs will be $80 million to $100 million, although the inherent uncertainties of development are compounded by the multi-year and phased nature of the conversion. Assuming timely approvals, we expect the first units to be delivered in 2020.

Residential High Rise Tower, Brentwood, California
In Brentwood, we are building the first new residential high-rise development west of the 405 freeway in more than 40 years, offering stunning ocean views and luxury amenities. The 34 story, 376 unit tower is being built on a site that is directly adjacent to an office building and a 712 unit residential property that we own. The estimated budget is between $180 million and $200 million, not including the cost of the land which we have owned since 1997. As part of the project, we are investing additional capital to build a one acre park on Wilshire Boulevard that will be available to the public and provide a valuable amenity to our surrounding properties and community. We expect construction to take about three years.
Rendering of our new residential tower in Brentwood (center), with a new park in the foreground, and our existing residential and office buildings (left and right, respectively).

_______________________________________________

All figures are estimates, as development in our markets is long and complex and subject to inherent uncertainties.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Guidance

2019 Guidance

Metric	Per Share
Net income per common share - diluted	$0.57 to $0.59
FFO per share - fully diluted	$2.09 to $2.11

Assumptions

Metric	Commentary	Assumption Range	Compared to Prior Assumption
Average Office Occupancy		90% to 91%	Unchanged
Residential Leased Rate		Essentially fully leased	Unchanged
Same Property Cash NOI Growth		6.5% to 7.5%	Increased
Above/Below Market Net Revenue		$14 to $16 million	Unchanged
Straight-line Revenue		$9 to $11 million	Unchanged
G&A		$39 to $43 million	Unchanged
Interest Expense	Includes non-cash and cash refinancing costs related to our strategic balance sheet activities	$140 to $143 million	Unchanged
___________________________________________
Except as disclosed, our guidance does not include the impact of future property acquisitions or dispositions, financings, or other possible capital markets activities or impairment charges. The guidance and representative assumptions on this page are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented. Only a few of our assumptions underlying our guidance are disclosed above, and our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material. See page 24 for a reconciliation of our Non-GAAP guidance.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Guidance

Reconciliation of 2019 Non-GAAP Guidance(1)
(Unaudited; in millions, except per share amounts)

Reconciliation of our guided Net income per common share - diluted to FFO per share - fully diluted:

Reconciliation of net income attributable to common stockholders to FFO	Low	High

Net income attributable to common stockholders	$98.6	$102.1
Adjustments for depreciation and amortization of real estate assets	360.0	350.0
Adjustments for noncontrolling interests, consolidated JVs and unconsolidated Funds	(36.4)	(25.9)
FFO	$422.2	$426.2

Reconciliation of shares outstanding	High	Low

Weighted average shares of common stock outstanding - diluted	173.0	173.0
Weighted average units in our operating partnership outstanding	29.0	29.0
Weighted average fully diluted shares outstanding	202.0	202.0

Per share	Low	High

Net income per common share - diluted	$0.57	$0.59
FFO per share - fully diluted	$2.09	$2.11
_____________________________________________
(1)    This reconciliation should be used as an example only, with the numbers presented only as representative assumptions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented. All assumptions are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying the guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Definitions

Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; loan costs such as amortization/accretion of loan premiums/discounts; amortization and hedge ineffectiveness of interest rate contracts; amortization/expense of loan costs; non-cash compensation expense, and (ii) subtracting recurring capital expenditures, tenant improvements and capitalized leasing expenses (including adjusting for the effect of such items attributable to consolidated joint ventures and unconsolidated Funds, but not for noncontrolling interests included in our calculation of fully diluted equity). Recurring capital expenditures, tenant improvements and leasing expenses are those required to maintain current revenues once a property has been stabilized, generally excluding those for acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements. We report AFFO because it is a widely reported measure of the performance of equity Real Estate Investments Trusts (REITs), and is also used by some investors to compare our performance with other REITs.  However, the National Association of Real Estate Investment Trusts (NAREIT) has not defined AFFO, and other REITs may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to the AFFO of other REITs. AFFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. AFFO should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

AFFO Payout Ratio: Represents dividends paid within each period divided by the AFFO for that period.

Annualized Rent:  Represents annualized cash base rent (i.e. excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the reporting date and expiring after the reporting date (does not include 417,816 square feet with respect to signed leases not yet commenced at September 30, 2019).  For our triple net office properties (in Honolulu and two single tenant buildings in Los Angeles), annualized rent is calculated by adding expense reimbursements and estimates of normal building expenses paid by tenants to base rent. Annualized Rent does not include lost rent recovered from insurance and rent for building management use. Annualized Rent does include rent for a health club that we own and operate in Honolulu and our corporate headquarters in Santa Monica.

Average Office Occupancy: Calculated by averaging the Occupancy Rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the Occupancy Rates for all the quarters in the respective reported period.

Consolidated Portfolio: Includes all of the properties included in our consolidated results, including our consolidated joint ventures. We own 100% of our consolidated portfolio, except for eleven office properties totaling 2.8 million square feet and one residential property with 350 apartments, which we own through three consolidated joint ventures and in which we own a weighted average of approximately 27% based on square footage.

Consolidated Net Debt: Represents our consolidated debt, net of cash and cash equivalents, and before adding unamortized loan premium and deducting unamortized deferred loan costs. Cash and cash equivalents are subtracted because they could be used to reduce the debt obligations and unamortized loan premium and deferred loan costs are not adjusted for because they do not require cash settlement. Consolidated Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Consolidated Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs. A limitation associated with using Consolidated Net Debt is that it subtracts cash and cash equivalents and may therefore imply that there is less debt than the most comparable GAAP financial measure indicates.

Equity Capitalization: Represents our Fully Diluted Shares multiplied by the closing price of our common stock on September 30, 2019.

Fully Diluted Shares:  Calculated according to the treasury stock method, based on our diluted outstanding stock and units in our Operating Partnership.

Funds: Fund X Opportunity Fund, LLC, Douglas Emmett Fund X, LLC and Douglas Emmett Partnership X, LP.

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Definitions

Funds From Operations (FFO):  We calculate FFO in accordance with the standards established by NAREIT by excluding gains (or losses) on sales of investments in real estate, gains (or losses) from changes in control of investments in real estate, real estate depreciation and amortization (other than amortization of right-of-use assets for which we are the lessee and amortization of deferred loan costs) from our net income (including adjusting for the effect of such items attributable to consolidated joint ventures and unconsolidated Funds, but not for noncontrolling interests included in our calculation of fully diluted equity). We report FFO because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to identify trends in occupancy rates, rental rates and operating costs from year to year, and to compare our performance with other REITs. FFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. FFO has limitations as a measure of our performance because it excludes depreciation and amortization of real estate, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. FFO should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to the FFO of other REITs.

GAAP: Refers to accounting principles generally accepted in the United States.

Lease Transaction Costs: Represents the weighted average of tenant improvements and leasing commissions for leases signed by us during the quarter, excluding leases substantially negotiated by the seller in the case of acquired properties and excluding leases for tenants relocated from space being taken out of service.

Net Income Per Common Share - Diluted: We calculate Net Income Per Common Share - Diluted by dividing the net income attributable to common stockholders for the period by the weighted average number of common shares and dilutive instruments outstanding during the period using the treasury stock method. We account for unvested LTIP awards that contain nonforfeitable rights to dividends as participating securities and include these securities in the computation using the two-class method.

Net Operating Income (NOI):  We calculate NOI as revenue less operating expenses attributable to the properties that we own and operate. We present two forms of NOI:

•
NOI: is calculated by excluding the following from our net income: general and administrative expense, depreciation and amortization expense, other income, other expense, income, including depreciation, from unconsolidated Funds, interest expense, gains (or losses) on sales of investments in real estate and net income attributable to noncontrolling interests.

•	Cash NOI: is calculated by excluding from NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.
We report NOI because it is a widely recognized measure of the performance of equity REITs, and is used by some investors to identify trends in occupancy rates, rental rates and operating costs and to compare our operating performance with that of other REITs. NOI is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure.  NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NOI should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to the NOI of other REITs.
Occupancy Rate:  The percentage leased, excluding signed leases not yet commenced, as of September 30, 2019. Management space is considered leased and occupied, while space taken out of service during a repositioning is excluded from both the numerator and denominator for calculating percentage leased and occupied.

Operating Partnership: Douglas Emmett Properties, LP

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Definitions

Our Share of Net Debt: We calculate Our Share of Net Debt by multiplying the principal balance of our consolidated loans and our unconsolidated Funds loans by our equity interest in the relevant borrower, and subtracting the product of cash and cash equivalents multiplied by our equity interest in the entity that owns the cash or equivalent. We subtract cash and cash equivalents because they could be used to reduce the debt obligations, but do not add unamortized loan premium or subtract unamortized deferred loan costs because they do not require cash settlement. Our Share of Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Our Share of Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs.

Pro Forma Enterprise Value: We calculate Pro Forma Enterprise Value by adding Equity Capitalization to Our Share of Net Debt. Pro Forma Enterprise Value is a non-GAAP financial measure for which we believe that consolidated total equity and liabilities is the most directly comparable GAAP financial measure. We report Pro Forma Enterprise Value because some investors use it to evaluate and compare our financial position with that of other REITs.

Recurring Capital Expenditures:  Building improvements required to maintain revenues once a property has been stabilized, and excludes capital expenditures for (i) acquired buildings being stabilized, (ii) newly developed space, (iii) upgrades to improve revenues or operating expenses, (iv) casualty damage and (v) bringing the property into compliance with governmental or lender requirements.

Rentable Square Feet:  Based on the BOMA measurement.  At September 30, 2019, total consists of 16,693,304 leased square feet (including 417,816 square feet with respect to signed leases not commenced), 1,256,410 available square feet, 129,074 building management use square feet and 276,811 square feet of BOMA adjustment on leased space.

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we report NOI for a subset of our properties referred to as our “same properties,” which are properties that have been owned and operated by us during both periods being compared.  We exclude from our same property subset properties that during the comparable periods were: (i) acquired, (ii) sold, (iii) held for sale, contributed or otherwise removed from our consolidated financial statements, or (iv) that underwent a major repositioning project or were impacted by development activity that we believed significantly affected the properties' results. Our Same Property NOI is not adjusted for noncontrolling interests in properties which are not wholly owned. Our same properties for the three months ended September 30, 2019 include all of our Consolidated Portfolio properties, other than (1) a 80,500 square foot property in Honolulu, where the largest tenant is a health club that we own and operate, (2) a 492,600 square foot office property in Honolulu and a multifamily property in Honolulu which we expect to be affected by development activities, (3) a 583,000 square foot office property in Los Angeles which we expect to be affected by repositioning activity, and (4) a residential community in Los Angeles that we acquired in June 2019 with 350 apartments and approximately 50,000 square feet of retail space.

Short Term Leases:  Represents leases that expired on or before the reporting date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.

Total Portfolio: Includes our Consolidated Portfolio plus eight properties totaling 1.8 million square feet owned by our three unconsolidated Funds, in which we own a weighted average of approximately 63% based on square footage.

"We" and "our" refers to Douglas Emmett, Inc., our Operating Partnership and its subsidiaries, as well as our consolidated JVs and our unconsolidated Funds.

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